EXHIBIT 10.9

COMPANY: GLSynthesis, Inc.
COMPANY CONTACT: George Wright, Ph.D.
CANTERBURY CONTACT: Craig Abolin, Ph.D.

EFFECTIVE DATE: 8/27/2013

MASTER CONTRACT SERVICES AGREEMENT

THIS MASTER CONTRACT SERVICES AGREEMENT (together with any Statement(s) of Work, the “Agreement”) is made as of the date written above (the “Effective Date”) by and between Canterbury Laboratories, LLC, a Delaware limited liability company with a principal office at 8 Canterbury Lane, Holden, MA 01520 (“CANTERBURY’) and GLSynthesis Inc. (“Service Provider”), a Massachusetts corporation having a principal office at One Innovation Drive, Worcester, MA 01605.

1.	Agreement Structure. From time to time, CANTERBURY may want the Service Provider to provide certain preclinical or laboratory research-related services (the “Services”). This Agreement contains general terms and conditions under which CANTERBURY would engage the Service Provider and under which the Service Provider would provide Services. CANTERBURY and the Service Provider must complete and execute a work order, project order or statement of work (“Statement of Work”) before any Services are provided. Each Statement of Work will include, at a minimum, the information relating to the specific Services outlined in the sample Statement of Work attached as Appendix A. However, neither CANTERBURY nor the Service Provider is obligated to execute any Statement of Work. Once executed, a Statement of Work becomes part of this Agreement, although the terms in a Statement of Work will govern only Services described in that Statement of Work. A Statement of Work may not change any term in this Agreement. Any change or modification to the Agreement must be in accordance with Section 9.6 below.
2.	About the Services.
2.1	Provision of Services. The Service Provider agrees to provide all Services identified in any Statement of Work: (a) promptly; (b) at such times and at such places as CANTERBURY may reasonably request; (c) within the time period specified in the relevant Statement of Work, and (d) in accordance with the highest prevailing industry standards and practices for the performance of similar services. For each Statement of Work, Service Provider will designate a “Project Leader” who will be available for frequent communications with CANTERBURY regarding the Services provided under that Statement of Work.
2.2	Audits. After reasonable notice by CANTERBURY to Service Provider, Service Provider will allow CANTERBURY employees and representatives, and representatives of regulatory agencies, during normal business hours, to inspect the facilities used to render the Services under the applicable Statement of Work.
2.3	Subcontracting. With CANTERBURY’s prior written consent, Service Provider may subcontract the performance of certain of its obligations under a specific Statement of Work to qualified third parties, provided that (a) Service Provider notifies CANTERBURY of the proposed subcontractor and identifies the specific Services to be performed by the subcontractor (b) the subcontractor performs those Services in a manner consistent with the terms and conditions of this Agreement, and (c) Service Provider remains liable for the performance of the subcontractor.

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3.	Representations by Service Provider. The Service Provider makes the following representations and agrees to notify CANTERBURY immediately upon any future breach of these representations:
3.1	Organization of Service Provider. Service Provider is and will remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
3.2	Enforceability of this Agreement. The execution and delivery of this Agreement has been authorized by all requisite corporate action. This Agreement is and will remain a valid and binding obligation of Service Provider, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.
3.3	Absence of Other Contractual Restrictions. Service Provider is under no contractual or other obligation or restriction that is inconsistent with Service Provider’s execution or performance of this Agreement. Service Provider will not enter into any agreement, either written or oral, that would conflict with Service Provider’s responsibilities under a Statement of Work.
3.4	Qualifications of Service Provider Personnel. Service Provider has, and will engage, employees, subcontractors and/or consultants (“Service Provider Personnel”) with the proper skill, training and experience to provide the Services. Service Provider will be solely responsible for paying Service Provider Personnel and providing any employee benefits that they are owed. Before providing Services, all Service Provider Personnel must have agreed in writing to (a) confidentiality obligations consistent with the terms of this Agreement, and (b) effectively vest in Service Provider any and all rights that such personnel might otherwise have in the results of their work.
3.5	Legal Compliance. Service Provider will comply, in all material respects, with all federal and state laws, regulations and orders applicable to its operations. In addition, Service Provider will comply with all reasonable and applicable CANTERBURY guidelines, such as standard operating procedures, that CANTERBURY provides in writing.
3.6	Conflicts with Rights of Third Parties. Service Provider warrants and represents that its provision of, and CANTERBURY’s use of, Services and Deliverables (defined below) in accordance with this Agreement will not violate any patent, trade secret or other proprietary or intellectual property right of any third party.

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3.7	Absence of Debarment. Service Provider represents and warrants that neither Service Provider nor any Service Provider Personnel performing Services under this Agreement have been debarred, and to the best of Service Provider’s knowledge, are not under consideration to be debarred, by the United States Food and Drug Administration (“FDA”) from working in or providing services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992.
4.	Compensation. As full consideration for the Services, CANTERBURY will pay Service Provider in accordance with the applicable Statement of Work. Service Provider will invoice CANTERBURY for all amounts due under a Statement of Work. All undisputed payments will be made by CANTERBURY within thirty (30) days of its receipt of an invoice.
5.	Proprietary Rights.
5.1	Materials. All documentation, information, and biological, chemical or other materials controlled by CANTERBURY and furnished to Service Provider (the “Materials”) and all associated intellectual property rights will remain the exclusive property of CANTERBURY. Service Provider will use Materials provided by CANTERBURY only as necessary to perform the Services.
5.2	Deliverables. Service Provider agrees to assign and assigns to CANTERBURY all rights to information, data, documentation, reports, inventions and other products of the Services (the “Deliverables”). All work products resulting from the Services that are “Works Made for Hire” as defined in the U.S. Copyright Act and other copyrightable works will be deemed, upon creation, to be assigned to CANTERBURY. CANTERBURY will be free to use Deliverables for any and all purposes. Service Provider will retain ownership of any pre-existing products, materials, tools, methodologies, technologies or intellectual property rights of Service Provider embodied in the Deliverables or to any improvements made to these items as a result of rendering the Services (“Service Provider Technology”). Service Provider agrees not to incorporate any Service Provider Technology into Deliverables that would prevent CANTERBURY from using Deliverables for any and all purposes.
5.3	Work at Third Party Facilities. Service Provider will not transfer Materials or use any third party facilities or intellectual property in performing the Services without CANTERBURY’ s prior written consent.
5.4	Records; Records Storage. Service Provider will maintain all materials and all other data and documentation obtained or generated by Service Provider in the course of preparing for and providing Services hereunder, including all computerized records and files (the “Records”) in a secure area reasonably protected from fire, theft and destruction. These Records will be “Works Made for Hire” and will remain the exclusive property of CANTERBURY.
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5.5	Record Retention. Upon written instruction of CANTERBURY, all Records will, at CANTERBURY’s option either be (a) delivered to CANTERBURY or to its designee in such form as is then currently in the possession of Service Provider, (b) retained by Service Provider for a period of five (5) years, or as required under applicable law or regulation, or (c) disposed of, at the direction and written request of CANTERBURY, unless such Records are otherwise required to be stored or maintained by Service Provider as a matter of law or regulation. In no event will Service Provider dispose of any such Records without first giving CANTERBURY sixty (60) days’ prior written notice of its intent to do so. Service Provider may, however, retain copies of any Records as are reasonably necessary for regulatory or insurance purposes, subject to Service Provider’s obligations of confidentiality.
6.	Confidential Information.
6.1	Definition. The term “Confidential Information” includes all non-public information that CANTERBURY considers confidential or proprietary, including the Materials and Deliverables, whether or not labeled “Confidential.” However, the term “Confidential Information” does not include information that (a) is known to Service Provider at the Effective Date and is not subject to another confidentiality obligation to CANTERBURY, (b) is publicly known at the Effective Date or later becomes publicly known under circumstances involving no breach of this Agreement, (c) is lawfully and in good faith disclosed to Service Provider by a third party who is not subject to a confidentiality obligation to CANTERBURY, or (d) is independently developed by Service Provider as evidenced by its written records.
6.2	Confidentiality Obligation. Service Provider acknowledges that CANTERBURY is and will remain the sole owner of Confidential Information. During the term of this Agreement and for a period of ten (10) years thereafter, Service Provider will take all commercially reasonable precautions to protect the confidentiality of Confidential Information, and will not disclose or use any Confidential Information except with CANTERBURY’ s knowledge and as necessary to perform the Services. In particular, Service Provider may disclose Confidential Information to Service Provider Personnel who need to know such Confidential Information in order to provide the Services and who are obligated to protect the confidentiality of such Confidential Information under terms at least as stringent as those set forth in this Section 6. If required by law, Service Provider may disclose Confidential Information to a governmental authority, provided that reasonable advance notice is given to CANTERBURY and Service Provider reasonably cooperates with CANTERBURY to obtain confidentiality protection of such information.
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6.3	Irreparable Injury. Service Provider acknowledges and agrees that any violation of the terms of this Agreement relating to the disclosure or use of Confidential Information may result in irreparable injury and damage to CANTERBURY not adequately compensable in money damages, and for which CANTERBURY will have no adequate remedy at law. Service Provider acknowledges and agrees, therefore, that if those disclosure terms are violated, CANTERBURY may need to obtain injunctions, orders, or decrees in order to protect the Confidential Information and will be entitled to do so without having to post a bond.
7.	Indemnification and Insurance.
7.1	Indemnification by Service Provider. Service Provider agrees to indemnify CANTERBURY for any third party claims, including reasonable attorneys’ fees for defending those claims, arising out of (a) Service Provider’s performance of the Services, (b) Service Provider’s negligence or willful misconduct, or (c) Service Provider’s breach of this Agreement, except to the extent such claims result from CANTERBURY’s negligence, willful misconduct, or breach of this Agreement. As a condition of this indemnification obligation, CANTERBURY must promptly notify Service Provider of a covered claim, must tender to Service Provider (and/or its insurer) full authority to defend or settle the claim, and must reasonably cooperate with the defense.
7.2	Indemnification by CANTERBURY. CANTERBURY agrees to indemnify Service Provider for any third party claims, including reasonable attorneys’ fees for defending those claims, arising out of (a) CANTERBURY’ s use of the Deliverables, (b) CANTERBURY’s negligence or willful misconduct in connection with this Agreement or (c) CANTERBURY’s breach of this Agreement, except to the extent such claims result from Service Provider’s negligence, willful misconduct, or breach of this Agreement. As a condition of this indemnification obligation, Service Provider must promptly notify CANTERBURY of a covered claim, must tender to CANTERBURY (and/or its insurer) full authority to defend or settle the claim, and must reasonably cooperate with the defense.
7.3	Insurance. Service Provider will maintain the following minimum insurance coverage with financially sound and nationally reputable insurers: Workers Compensation (applicable statutory limits), Employers Liability ($1,000,000), Commercial General Liability including Products and Completed Operations ($1,000,000 per ocurrence/$2,000,000 aggregate).
8.	Expiration and Termination.
8.1	Expiration. This Agreement will expire on the later of (a) two (2) years from the Effective Date or (b) the completion of all Services under the last Statement of Work executed by the parties prior to the second anniversary of the Effective Date. The Agreement may be extended by mutual agreement of the parties or earlier terminated in accordance with Section 8.2 or 8.3 below.

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8.2	Termination by CANTERBURY. CANTERBURY may immediately terminate this Agreement at any time upon written notice to Service Provider in the event of a breach of this Agreement by Service Provider which cannot be cured (i.e. breach of the confidentiality obligations). Further, CANTERBURY may terminate this Agreement or any Statement of Work at any time upon thirty (30) days’ prior written notice to Service Provider.
8.3	Termination by Service Provider. Service Provider may terminate this Agreement or any Statement of Work upon thirty (30) days’ prior written notice to CANTERBURY if CANTERBURY breaches this Agreement or any Statement of Work and fails to cure the breach during the notice period.
8.4	Effect of Termination or Expiration. Upon termination or expiration of this Agreement, neither Service Provider nor CANTERBURY will have any further obligations under this Agreement, or in the case of termination or expiration of a Statement of Work, under that Statement of Work, except that:
(a)	Service Provider will terminate all Services in progress in an orderly manner as soon as practical and in accordance with a schedule agreed to by CANTERBURY, unless CANTERBURY specifies in the notice of termination that Services in progress should be completed;
(b)	Service Provider will deliver to CANTERBURY any Materials in its possession or control and all Deliverables developed through termination or expiration,
(c)	CANTERBURY will pay Service Provider any monies due and owing Service Provider, up to the time of termination or expiration, for Services actually performed and all authorized expenses actually incurred (as specified in the applicable Statement of Work),
(d)	Service Provider will promptly remit to CANTERBURY any monies paid in advance by CANTERBURY for Services not yet rendered and expenses not yet incurred as of the date of termination,
(e)	Service Provider will promptly return to CANTERBURY all Confidential Information and copies thereof provided to Service Provider under this Agreement or under any Statement of Work which has been terminated or has expired, except for one (1) copy which Service Provider may retain solely to monitor Service Provider’s surviving obligations of confidentiality; and
(f)	Particular obligations within the Proprietary Rights, Confidential Information, and Indemnification and Insurance sections will survive any such termination or expiration.

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9.	Miscellaneous.
9.1	Independent Contractor. All Services will be rendered by Service Provider as an independent contractor and this Agreement does not create an employer-employee relationship between CANTERBURY and Service Provider. Service Provider shall not in any way represent itself to be a partner or joint venture of or with CANTERBURY.
9.2	Publicity. Neither party may use the other party’s name in any form of advertising, promotion or publicity, including press releases, without the prior written consent of the other party. This term does not restrict a party’s ability to use the other party’s name in filings with the Securities and Exchange Commission, FDA, or other governmental agencies, when required to do so.
9.3	Notices. All notices required or permitted under this Agreement will be in writing and will be given by addressing the same to the address or facsimile number for the recipient set forth in this Agreement or at such other address or facsimile number as the recipient may specify in writing under this procedure. Communications and notices to CANTERBURY will be marked “Attention: “PRESIDENT”. Notices will be deemed to have been given (a) three (3) business days after deposit in the United States Mail with proper postage for first class registered or certified mail prepaid, return receipt requested; (b) one (1) business day after facsimile transmission, with transmission confirmed and followed by mailing pursuant to (a); or (c) one (1) business day after sending by nationally recognized bonded courier.
9.4	Assignment. This Agreement may not be assigned by Service Provider without the prior written consent of CANTERBURY, and any attempted assignment by Service Provider not in compliance with the foregoing will be of no force or effect. CANTERBURY may assign this Agreement in whole without consent of Service Provider. No assignment will relieve either party of the performance of any accrued obligation that such party may then have under this Agreement.
9.5	Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between CANTERBURY and Service Provider. In the event of any conflict, discrepancy, or inconsistency between this Agreement and any Statement of Work, the terms of this Agreement will control.
9.6	No Modification. This Agreement and/or any Statement of Work may be changed only by a writing signed by authorized representatives of both parties.
9.7	Severability; Reformation. Each and every provision set forth in this Agreement is independent and severable from the others, and no restriction will be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement is invalid or unenforceable for any reason whatsoever, that provision will be appropriately limited and reformed to the maximum extent provided by applicable law. If the scope of any restriction contained herein is too broad to permit enforcement to its full extent, then such restriction will be enforced to the maximum extent permitted by law so as to be judged reasonable and enforceable.

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9.8	Governing Law. This Agreement will be construed and interpreted and its performance governed by the laws of the Commonwealth of Massachusetts, without giving effect to the doctrine of conflict of laws.
9.9	Waiver. No waiver of any term, provision or condition of this Agreement (whether by conduct or otherwise) in any one or more instances will be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement.
9.10	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.
9.11	Headings. This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

By:/s/ Print Name: Yael Schwartz, Ph.D. Title: President and CEO Duly authorized	By:/s/ Print Name: George E. Wright, PhD Title: President Duly authorized
Date: August 27, 2013	Date: 8-27-13
Tax ID No. 043318873 (Required for Payment)

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APPENDIX A
SAMPLE STATEMENT OF WORK

THIS STATEMENT OF WORK (the “Statement of Work”) by and between CANTERBURY LABORATORIES, LLC (“CANTERBURY”) and GLSynthesis, Inc. (the “Service Provider”), will be effective as of the last date of signature below, and upon execution will be incorporated into the Master Contract Services Agreement between CANTERBURY and Service Provider dated insert date (the “Agreement”). Capitalized terms in this Statement of Work will have the same meaning as set forth in the Agreement.

CANTERBURY hereby engages Service Provider to provide Services, as follows:

1.	Services. Service Provider will render to CANTERBURY the following Services:

Describe specific Service to be provided including all Deliverables.

[If Applicable, attach Transfer of Obligations document.]

[If Applicable, specify that Services must be in accordance with GLP or GCP]

Any Deliverables will be provided to CANTERBURY in a mutually agreeable format.

2.	Materials. CANTERBURY will provide to Service Provider the following Materials for the Services:

Describe specific materials being provided by CANTERBURY

3.	Completion. The Services will be completed within INSERT TIME PERIOD.
4.	Service Provider Contacts.

Project Management Contact: Name and Title

Administration Contact: Name and Title

Payment Contact: Name and Title

5.	CANTERBURY Contact. Name and Title
6.	Compensation. The total compensation due Service Provider for Services under this Statement of Work is INSERT WRITTEN AMOUNT (numerical amount). Such compensation will be paid INSERT PAYMENT SCHEDULE. CANTERBURY and Service Provider must agree in advance of either party making any change in compensation. Service Provider will invoice CANTERBURY for all amounts due under a Statement of Work. Service Provider will invoice CANTERBURY to the attention of INSERT NAME for Services rendered hereunder. All undisputed payments will be made by CANTERBURY within thirty (30) days of its receipt of an invoice.

All terms and condition of the Agreement will apply to this Statement of Work.

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AGREED TO AND ACCEPTED BY:

CANTERBURY LABORATORIES, LLC	GLSYNTHESIS INC.
By:/s/ Print Name: Yael Schwartz, Ph.D. Title: President and CEO Duly authorized	By:/s/ Print Name: George E. Wright, PhD Title: President Duly authorized
Date:	Date:

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